UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2004

Maxus Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

MISSOURI	00-13457	48-1339136
(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

104 Armour Road, North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation

         As previously reported, on August 25, 2004, ACI Financing, L.L.C., a subsidiary of the Trust (“ACI Financing”), sold the ACI Building, an office building located in Omaha, Nebraska (the “ACI Building”), to an unrelated third party, FOR 1031 Omaha LLC, an Idaho limited liability company (“FOR 1031”). FOR 1031 is an affiliate of DBSI Housing Inc., an Idaho corporation (“DBSI”). In connection with the sale, ACI Financing’s lender, LaSalle Bank National Association, as trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-LIFE2 (“Lender”), failed or refused to approve DBSI’s assumption of the existing loan secured by the ACI Building. As a result, ACI Financing and DBSI agreed as follows:

o	the parties agreed that FOR 1031 and DBSI would indemnify ACI Financing from all costs, expenses, penalties, interest, attorneys’ fees, defense costs, Make Whole Premiums (as described below), principal, default interest and every other charge made by the Lender against ACI Financing resulting directly or indirectly from the transfer of the ACI Building to FOR 1031 without the consent of the Lender or otherwise complying with the terms of the Lender loan documents in connection with the transfer of the ACI Building to FOR 1031;

o	ACI Financing agreed to be responsible for and pay to the Lender the lesser of (i) $100,000 or (ii) ten percent (10%) of any Make Whole Premium successfully charged by the Lender resulting from ACI Financing’s sale of the ACI Building to FOR 1031; and

o	FOR 1031 executed wrap around loan documents, including (i) a promissory note payable to ACI Financing, (ii) a deed of trust, assignment of rents and security agreement in favor of ACI Financing and (iii) an indemnity agreement, which was also executed by DBSI.

         On September 3, 2004, ACI Financing and the Registrant received a letter from Principal Global Investors, LLC, as primary servicer to the Lender, pursuant to which the Lender declared the sale to be an event of default under the loan documents. The Lender further took the position that ACI Financing and the Registrant (as a limited guarantor) are now fully liable under the loan documents and the guaranty and reserved all rights afforded the Lender under the loan documents. The Lender declared that interest shall accrue on the entire principal balance at the “Default Rate” of 12.63%, which is equal to 4% per annum above the applicable interest rate. The Registrant disagrees with the Lender’s claim that the Registrant’s limited guarantee extends to the default rate of interest and intends to contest this claim.

         ACI Financing and FOR 1031 intend to contest the right of the Lender to declare a default and charge the default rate of interest. As indicated above, FOR 1031 and DBSI are obligated to indemnify ACI Financing for any default interest that ACI Financing must pay under the loan documents with the Lender. However, there can be no assurance that DBSI or FOR 1031 will have sufficient assets to support its indemnification obligations to ACI Financing.

         As also previously reported, ACI Financing’s loan documents with the Lender also (i) includes a due on sale clause that allows the lender to declare the entire principal amount and accrued interest due immediately upon an event of default and (ii) provides that in an event of a default and acceleration of the loan, ACI Financing must pay the lender a “Make Whole Premium,” which is defined to mean the greater of (i) one percent (1%) of the outstanding principal amount of the loan or (ii) a premium calculated by determining the present value of the payments to be made in accordance with the promissory note discounted at the yield on the applicable US Treasury Issue for the number of months remaining from the date of acceleration to the maturity date, which is approximately 72 months.

         There can be no assurance that the Lender, in addition to declaring the default rate of interest due, will not (i) declare the full amount of the loan immediately due and payable, (ii) request payment of the Make Whole Premium, (iii) foreclose upon the property and (iv) file a lawsuit to enforce its rights.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.

Date: September 10, 2004	By:/s/ David L. Johnson
David L. Johnson Chairman, President and Chief Executive Officer